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                         CUSTODIAN SERVICING AGREEMENT


          THIS AGREEMENT made on March 1st, 1998, between The HomeState Group, a Pennsylvania common law trust (hereinafter called the "Trust"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian").

          WHEREAS, the Trust desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian agree as follows:

1.   DEFINITIONS

          The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

          The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and the Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees.

          The word "Board" shall mean Board of Trustees of The HomeState Group.

2.   NAMES, TITLES, AND SIGNATURES OF THE TRUST'S OFFICERS

          An officer of the Trust will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

          ADDITIONAL SERIES. The HomeState Group is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this Agreement.

3.   RECEIPT AND DISBURSEMENT OF MONEY

          A. Custodian shall open and maintain a separate account or accounts in the name of the Trust, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof,
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all cash received by it from or for the account of the Trust. Custodian shall make payments of cash to, or for the account of, the Trust from such cash only:

          (a) for the purchase of securities for the portfolio of the Trust upon the delivery of such securities to Custodian, registered in the name of the Trust or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

          (b) for the purchase or redemption of shares of the Trust upon delivery thereof to Custodian, or upon proper instructions from The HomeState Group;

          (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

          (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Trust held by or to be delivered to Custodian; or

          (e) for other proper corporate purposes certified by resolution of the Board of Trustees of the Trust.

          Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

          B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Trust.

          C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for shares of the Trust which are deposited into the Trust's account.

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4.   SEGREGATED ACCOUNTS

          Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of each portfolio, into which account(s) may be transferred cash and/or securities.

5.   TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

          Custodian shall have sole power to release or deliver any securities of the Trust held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

          (a) for sales of such securities for the account of the Trust upon receipt by Custodian of payment therefore;

          (b) when such securities are called, redeemed or retired or otherwise become payable;

          (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

          (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

          (e) upon conversion of such securities pursuant to their terms into other securities;

          (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

          (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

          (h) for the purpose of redeeming in kind shares of common stock of the Trust upon delivery thereof to Custodian; or

          (i)  for other proper trust purposes.

          As to any deliveries made by Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

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          Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.   CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

          Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Trust, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust; (b) collect interest and cash dividends received, with notice to the Trust, for the account of the Trust; (c) hold for the account of the Trust hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Trust, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.   REGISTRATION OF SECURITIES

          Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

          The Trust shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.

8.   VOTING AND OTHER ACTION

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          Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Trust, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

9.   TRANSFER TAX AND OTHER DISBURSEMENTS

          The Trust shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement provided, however, no payments or reimbursements shall be made for Custodian's normal operating overhead.

          Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

10.  CONCERNING CUSTODIAN

          Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

          Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

          The Trust agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct.

          In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Trust, or in the event that Custodian or its nominee shall incur

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or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Assets in the amount of the taxes, charges, expenses, assessments, claims, or liabilities shall be specifically identified and segregated as collateral for these enumerated items as agreed upon by the Trust and Custodian.

          Custodian agrees to indemnify and hold harmless Trust from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from the Trust's own negligent action, negligent failure to act, or willful misconduct.

11.  SUBCUSTODIANS

          Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Trust's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than One Hundred Million Dollars ($100,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Trust by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

     Notwithstanding anything contained herein, if the Trust requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Trust agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Trust's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

12.  REPORTS BY CUSTODIAN

          Custodian shall furnish the Trust periodically as agreed upon with a statement summarizing all transactions and entries for the account of Trust. Custodian shall furnish to the Trust, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Trust.

13.  EFFECTIVE PERIOD; TERMINATION; AMENDMENT

          This Agreement will become effective as of the date hereof and remain effective until terminated as provided herein. This Agreement may be amended at any time only by written instrument signed by both parties. This Agreement may be terminated at any time on ninety (90) days' written notice by either party; provided that the Trust will not amend or

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terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents of the Trust, and further provided, that the Trust may, at any time by action of its Board of Trustees, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Trust will pay to the Custodian any fees incurred as a result of the termination transfer of assets, and reimburse the Custodian for all costs, expenses, and disbursements that are due as of the date of such termination.

14.  SUCCESSOR CUSTODIAN

          If a successor custodian is appointed by the Board of Trustees of the Trust, the Custodian will, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Trust then held by it hereunder. The Custodian will also deliver to such successor custodian copies of such books and records relating to the Trust as the Trust and Custodian may mutually agree.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees will have been delivered to the Custodian on or before the date when such termination will become effective, then the Custodian will have the right to deliver to a bank or trust company of its own selection, doing business in the state in which either the principal place of business of the Trust or the Custodian is located and having an aggregate capital, surplus, and undivided profits of not less than $25,000,000, all securities, funds and other properties held by the Custodian under this Agreement. Thereafter, such bank or trust company will be the successor of the Custodian under this Agreement.

          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to, or of the Board of Trustees to appoint a successor custodian, the Custodian will be entitled to fair compensation for its services during such period as the Custodian and retain possession of such securities, funds and other properties, and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force and effect.

15.  DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

          No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Trust approves by resolution the use of such central securities clearing agency or securities depository.

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16.  RECORDS

          To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

17.  YEAR 2000.  FIRSTAR WARRANTS THAT:

          (a) Occurrence in or use by Firstar's internal computing system and all systems utilized by Firstar in servicing the Trust (collectively the "Systems") of dates on or after January 1, 2000 ("Millennium Dates") or the occurrence of the year 2000 will not adversely affect the performance of Firstar's services hereunder in any manner including, but not limited to, performance with respect to date-dependent data, computations, output, calculating, comparing, and sequencing. The core systems to which this warranty relates are:

               The PAR System - Transfer agent shareholder accounting and shareholder servicing
               The CPORT System - Fund Accounting
               The AMtrust System - Custody
               The Blue2System - Blue Sky
               The Mutual Direct System - Fulfillment

          (b) The Systems will create, store, process, and output information related to or including Millennium Dates without errors or omissions and at no additional cost to the Trust.

          (c) The Systems will be Year 2000 compliant on or before January 31, 1999 and, if such compliance will not be achieved by such date, Firstar will provide written notice of such noncompliance to the Trust on or before January 31, 1999 along with a detailed description of the status of such Y2K remediation and an expected date of compliance, which the Trust shall consider and determine in its sole discretion whether to terminate the Agreement. If the Trust determines to terminate the Agreement for such noncompliance, there shall be no additional cost or expense to the Trust related to such termination.

          (d) The Systems will not disturb the Trust's computer system regarding date-related issues.

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               At the Trust's request, Firstar will provide evidence sufficient to demonstrate that the Systems meet the foregoing requirements including, but not limited to, evidence of testing and performance. This warranty and covenant shall remain in effect during the term of this Agreement. In the event of a breach of this warranty, the Trust shall have available all remedies under the law or equity, including, but not limited to, direct, incidental, and/or consequential damages. This warranty and this remedy provision shall supersede other clauses in this Agreement or other agreements between the Trust and Firstar which are inconsistent with this clause and in the case of inconsistency, the warranty and remedy provisions in this clause shall be controlling.

18.  LIMITATION OF LIABILITY

          FTC hereby acknowledges that it has received notice of and accepts the limitations of the Trust's liability set forth in Section 13 of its Declaration of Trust. FTC agrees that the Fund's obligations under this agreement with respect to the Trust and any other specific funds shall be limited to such Trust and to its assets, and that FTC shall not seek satisfaction of any obligation from the shareholders of the Trust nor from any trustee, officer, employee or agent of the Trust, nor from the assets of shareholders of any other funds.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

          Executed in several counterparts, each of which is an original.

Attest:                                FIRSTAR TRUST COMPANY



  Gail Zess                            By /s/ Michael C. McVoy
  ------------------------------         ----------------------------------
  Assistant Secretary                     Vice President



Attest:                                THE HOMESTATE GROUP



  Daniel W. Moyer                      By  /s/ Scott L.Rehr
  -----------------------------           ---------------------------------
                                            Scott L. Rehr

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